               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                    THE PITTSTON COMPANY
 .................................................................
      (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

[Logo]                                                          The Pittston Company
                                                                1000 Virginia Center Parkway
                                                                P.O. Box 4229
                                                                Glen Allen, VA 23058-4229

MICHAEL T. DAN
President and Chief Executive Officer

                                                                  March 27, 1998

To Our Shareholders:

     You are cordially invited to attend the annual meeting of shareholders of The Pittston Company to be held at the headquarters of Brink's, Incorporated, One Thorndal Circle, Darien, Connecticut, on Friday, May 1, 1998, at 2:00 p.m.

     You will be asked to (i) elect four directors for a term of three years and one director for a term of two years; and (ii) approve independent public accountants for 1998.

     It is important that you vote, and you are urged to complete, sign, date and return the enclosed proxy in the envelope provided.

     Your prompt cooperation will be greatly appreciated.

                                           Sincerely,

                                           /s/ Michael Dan

                                     [Logo]

                            --------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 1, 1998

                            --------------------------


     Notice Is Hereby Given that the annual meeting of shareholders of THE PITTSTON COMPANY will be held on May 1, 1998, at 2:00 p.m., at the headquarters of Brink's, Incorporated, One Thorndal Circle, Darien, Connecticut, for the following purposes:

     1. To elect four directors for a term expiring in 2001 and one director for a term expiring in 2000.

     2. To approve the selection of KPMG Peat Marwick LLP as independent public accountants to audit the accounts of the Company and its subsidiaries for the year 1998.

     3. To transact such other business as may properly come before the meeting or any adjournment.

     The close of business on March 16, 1998, has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the meeting.

     If you do not expect to attend the annual meeting in person, please complete, date and sign the enclosed proxy and return it in the enclosed envelope, which requires no additional postage if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated.

                                                Austin F. Reed
                                                Secretary

March 27, 1998

     Annual Reports to Shareholders, including financial statements, are being mailed to shareholders, together with these proxy materials, commencing on or about March 27, 1998.

YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE BE SURE TO COMPLETE AND RETURN EACH OF THEM.

                              THE PITTSTON COMPANY

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The Pittston Company (the 'Company') of proxies from holders of each class of its Common Stock: Pittston Brink's Group Common Stock ('Brink's Stock'), par value $1.00 per share; Pittston Burlington Group Common Stock ('Burlington Stock'), par value $1.00 per share; and Pittston Minerals Group Common Stock ('Minerals Stock' and, together with the Brink's Stock and the Burlington Stock, the 'Company Common Stock'), par value $1.00 per share, to be voted at the annual meeting of shareholders to be held on May 1, 1998, at 2:00 p.m., at the headquarters of Brink's, Incorporated, One Thorndal Circle, Darien, Connecticut (and at any adjournment thereof), for the purposes set forth in the accompanying notice of such meeting.

     On March 16, 1998, the Company had outstanding 41,129,679 shares of Brink's Stock, 20,345,068 shares of Burlington Stock and 8,405,908 shares of Minerals Stock, holders of Brink's Stock being entitled to one vote per share on all matters, holders of Burlington Stock being entitled to .739 vote per share on all matters and holders of Minerals Stock being entitled to .244 vote per share on all matters that the Board of Directors knows will be presented for consideration at the annual meeting. Holders of Brink's Stock, Burlington Stock and Minerals Stock will vote together as a single voting group on all such matters.

     The close of business on March 16, 1998, has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the annual meeting, and only shareholders of record at the close of business on that date will be entitled to vote at the meeting and any adjournment thereof. This Proxy Statement and the accompanying form of proxy and Annual Report(s) to Shareholders are being mailed to shareholders commencing on or about March 27, 1998. The address of the principal executive office of the Company is 1000 Virginia Center Parkway, P. O. Box 4229, Glen Allen, VA 23058-4229.

     The election of directors and the selection of independent public accountants are the only matters which the Board of Directors knows will be presented for consideration at the annual meeting. As to any other business that may properly come before the annual meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgement of the person voting the proxies.

     The Company's bylaws provide that the chairman of the annual meeting will determine the order of business at the annual meeting and the voting and other procedures to be observed. The chairman is authorized to declare whether any business is properly brought before the annual meeting, and business not properly brought before the annual meeting may not be transacted.

     The shares of Company Common Stock represented by proxies solicited by the Board of Directors will be voted in accordance with the recommendations of the Board of Directors unless otherwise specified in the proxy, and where the person solicited specifies a choice with respect to any matter to be acted upon, the shares of Company Common Stock will be voted in accordance with the specification so made.

     The enclosed proxy is revocable at any time prior to its being voted by filing an instrument of revocation or a duly executed proxy bearing a later date. A proxy may also be revoked by attendance at the annual meeting and voting in person. Attendance at the annual meeting will not by itself constitute a revocation.

     Votes cast by shareholders will be treated as confidential in accordance with a policy approved by the Board of Directors. Shareholder votes at the annual meeting will be tabulated by the Company's transfer agent, The First National Bank of Boston, in care of Boston EquiServe.

                              CORPORATE GOVERNANCE

     The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company, taking into consideration the interests of all shareholders regardless of class. Members of the Board are kept informed of the Company's business by various reports sent to them regularly, as well as by operating and financial reports made at Board and Committee meetings by the President and Chief Executive Officer and other officers. During 1997, the Board met seven times.

     The Executive Committee of the Board may exercise substantially all the authority of the Board during the intervals between the meetings of the Board. The Executive Committee currently consists of Mr. Barker, as Chairman, and all other directors, except that a quorum of the Executive Committee consists of one-third of the number of members of the Executive Committee, three of whom must not be employees of the Company or any of its subsidiaries. The Executive Committee did not meet during 1997.

     The Audit and Ethics Committee (the 'Audit Committee') recommends to the Board for selection by the shareholders at their annual meeting a firm of independent public accountants. In addition, the Audit Committee confers with the Company's independent public accountants to review the plan and scope of their proposed audit as well as their findings and recommendations upon the completion of the audit. The Audit Committee meets with the independent public accountants and with appropriate Company financial personnel and internal auditors regarding the Company's internal controls, practices and procedures. The Audit Committee also oversees the Company's legal and business ethics compliance programs. The Audit Committee currently consists of Mr. Gross, as Chairman, and Messrs. Barker, Craig and Zimmerman, none of whom is an officer or employee of the Company or any of its subsidiaries, and met four times during 1997.

     The Compensation and Benefits Committee (the 'Compensation Committee') is responsible for establishing and reviewing policies governing salaries, incentive compensation and the terms and conditions of employment of senior executives and other key employees of the Company. In addition, the Compensation Committee is responsible for the oversight of the Company's stock option plans for employees and similar plans which may be maintained from time to time by the Company and has authority to grant options under the Company's 1988 Stock Option Plan. The Compensation Committee coordinates with the appropriate financial, legal and administrative personnel of the Company, as well as outside experts retained in connection with the administration of these plans. The Compensation Committee currently consists of Mr. Ackerman, as Chairman, and Messrs. Barker and Zimmerman, none of whom is an officer or employee of the Company or any of its subsidiaries, and met six times during 1997.

     The Nominating Committee (the 'Nominating Committee') recommends to the Board nominees for election as directors and as senior executive officers of the Company. In addition, the Nominating Committee reviews the performance of incumbent directors in determining whether to recommend them to the Board for renomination. Directors are selected on the basis of recognized achievements and their ability to bring expertise and experience to the deliberations of the Board. The Nominating Committee also administers the Directors' Charitable Award Program. The Nominating Committee currently consists of Mr. Craig, as Chairman, and Messrs. Broadhead and Spilman, none of whom is an officer or employee of the Company or any of its subsidiaries, and met three times during 1997. For information concerning procedures to be followed for submitting names of nominees for consideration by the Nominating Committee, see 'Other
Information -- Shareholder Proposals.'

     The Finance Committee recommends to the Board dividend and other actions and policies regarding the financial affairs of the Company, including those relating to matters that may affect the financial strength of the Company. The Finance Committee currently consists of Mr. Spilman, as Chairman, Mr. Ackerman and Dr. Haywood, none of whom is an officer or employee of the Company or any of its subsidiaries, and met four times during 1997.

     The Pension Committee is responsible for the oversight of the Company's Pension-Retirement Plan and Savings-Investment Plan and any similar plans which may be maintained from time to time by the Company. The Pension Committee also has general oversight responsibility for pension plans maintained by foreign and other subsidiaries of the Company. The Pension Committee has authority to adopt amendments to the Company's Pension-Retirement Plan, Pension Equalization Plan and Savings-Investment Plan. In carrying out these responsibilities, the Pension Committee coordinates with the appropriate financial, legal and administrative personnel of the Company, including the Administrative Committee, as well as outside experts retained in connection with the administration of those plans. The Pension Committee currently consists of Mr. Broadhead, as Chairman, Messrs. Gross and Marshall (whose term as a director expires in May) and Dr. Haywood, none of whom other than Mr. Marshall is an officer or employee of the Company or any of its subsidiaries. The Pension Committee met four times during 1997.

     During 1997 all incumbent directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of the Board on which they served, except for Mr. Marshall, who attended 73%. The average attendance at those meetings was approximately 91%.

COMPENSATION OF DIRECTORS

     Each non-employee director is paid an annual retainer fee of $18,000, an attendance fee of $1,200 per day for each meeting of the Board and of each committee of the Board and a fee of $1,200 per day for rendering any special services to the Company at the request of the Chairman of the Board. A director may elect to defer receipt of his fees to future years and to receive interest thereon, compounded quarterly, at the prime commercial lending rate of Morgan Guaranty Trust Company of New York.

     In May 1996, the Company's shareholders approved the Company's Directors' Stock Accumulation Plan (the 'Directors' Stock Accumulation Plan') pursuant to which the Company's Retirement Plan for Non-Employee Directors (the 'Retirement Plan') was terminated for all then active and future non-employee directors. Under the terms of the Directors' Stock Accumulation Plan, each participant received an initial allocation of Brink's units ('Brink's Units'), Burlington units ('Burlington Units') and Minerals units ('Minerals Units' and, together with the Brink's Units and the Burlington Units, the 'Units') in proportions of 50%, 30% and 20%, respectively, equal to the present value of each participant's accrued benefit under the Retirement Plan as of May 31, 1996, determined by dividing the portion of the initial allocation to be allocated to each class of Units by the average of the high and low per share market price of the related class of Company Common Stock as reported on the New York Stock Exchange Composite Transaction Tape for such date. Each Unit is the equivalent of one share of Brink's Stock, Burlington Stock or Minerals Stock. Participants received additional Units as of June 1, 1997, and will so receive Units as of each subsequent June 1, equal to (a) 50% of the annual retainer in effect on such June 1 if he or she has accrued less than eight years of service or (b) 25% of such annual retainer if he or she has accrued eight or more years of service, divided by the applicable stock prices for such date. In addition, under the Directors' Stock Accumulation Plan additional Units are credited to participants' accounts in respect of cash dividends paid on the Company Common Stock based upon the Directors' Stock Accumulation Plan's formula for accrual. Upon a participant's termination of service after at least five years of service as a non-employee director as a result of (i) death, (ii) retirement after age 70, (iii) retirement prior to age 72 at the end of a full term of office in anticipation of attaining such age during what would otherwise be his or her next full term of office, (iv) retirement after age 65 as a result of ill health, relocation, or entering into any governmental, diplomatic or other employment if, in the opinion of outside legal counsel, his or her continued service as a non-employee director might create a conflict of interest or (v) retirement following a Change in Control (as defined in the Directors' Stock Accumulation Plan), the participant is entitled to receive a distribution of Brink's Stock, Burlington Stock and Minerals Stock in respect of the Units in his or her account with fractional units converted into cash. In the event a participant terminates service for any other reason or prior to completing five years of service, all Units will be forfeited and the participant's right to the related shares will terminate. The distribution of shares will be made in a single lump-sum distribution as soon as practicable following his or her termination of service under one of the circumstances described above unless the participant elects at least 12 months before his or her termination to receive equal annual installments (not more than 10) commencing on the first day of the month next following his termination of service. The following table sets forth information concerning the number of Units credited during 1997 to each participant standing for election or continuing as a director:

                                                                                   1997 UNITS
                                                                                    CREDITED
                                                                                   ----------
Roger G. Ackerman...........................................   Brink's Units         144.48
                                                               Burlington Units      104.10
                                                               Minerals Units        131.04

James R. Barker.............................................   Brink's Units         144.48
                                                               Burlington Units      104.10
                                                               Minerals Units        131.04

James L. Broadhead..........................................   Brink's Units          72.24
                                                               Burlington Units       52.04
                                                               Minerals Units         65.52

William F. Craig............................................   Brink's Units          72.24
                                                               Burlington Units       52.04
                                                               Minerals Units         65.52

Ronald M. Gross.............................................   Brink's Units         144.48
                                                               Burlington Units      104.10
                                                               Minerals Units        131.04

Charles F. Haywood..........................................   Brink's Units          72.24
                                                               Burlington Units       52.04
                                                               Minerals Units         65.52

Robert H. Spilman...........................................   Brink's Units          72.24
                                                               Burlington Units       52.04
                                                               Minerals Units         65.52

Adam H. Zimmerman...........................................   Brink's Units          72.24
                                                               Burlington Units       52.04
                                                               Minerals Units         65.52

All Non-Employee Nominees and Continuing Directors as a
  Group (8 persons).........................................   Brink's Units         794.64
                                                               Burlington Units      572.50
                                                               Minerals Units        720.72

     Under the Non-Employee Directors' Stock Option Plan, adopted by the shareholders in 1988 and amended by the shareholders in 1993, in January 1996 and in May 1997, an option grant for 10,000 shares of Brink's Stock, 5,000 shares of Burlington Stock and 2,000 shares of Minerals Stock, at option prices of 100% of fair market value on the date of grant is made to each non-employee director upon his election as a director. Each option is exercisable immediately as to one-third of the shares and as to an additional one-third on the first and second anniversaries of the grant date. The Non-Employee Directors' Stock Option Plan provides for automatic annual grants of options for 1,000 shares of Brink's Stock, 500 shares of Burlington Stock and 200 shares of Minerals Stock at 100% of fair market value on the date of grant to each non-employee director on each July 1 so long as the Non-Employee Directors' Stock Option Plan remains in effect. Each option granted annually will become exercisable six months from the date of grant. Each option granted under the Non-Employee Directors' Stock Option Plan constitutes a nonqualified stock option under the Internal Revenue Code of 1986, as amended (the 'Code'), and terminates no later than ten years from the date of grant. The Non-Employee Directors' Stock Option Plan expires May 11, 2008. The options are nontransferable otherwise than by will or the laws of descent and distribution except that, in the sole discretion of the Board, options may be transferable to immediate family members (or trusts therefor) of an optionee.

     Under the Directors' Charitable Award Program, the Company will contribute $1,100,000 on behalf of each participating director after such director's death. Of that amount, $100,000 will be donated to one or more tax-exempt organizations designated by the Company, and $1,000,000 will be donated in accordance with the director's recommendations to eligible educational institutions and charitable organizations. Each of the Company's non-employee directors and Mr. Farrell currently participate in the Directors' Charitable Award Program. The Company is the owner and beneficiary of life insurance policies insuring the lives of the participating directors. Premiums paid in 1997 in respect of such policies totaled an aggregate of approximately $371,000.

     Mr. Marshall is a party to an employment agreement through May 31, 1999 providing for a salary of $75,000 per year plus eligibility for cash incentive payments. It is anticipated that Mr. Marshall and the Company will enter into an agreement whereby he will resign as an employee as of on or about May 4, 1998, and will be entitled to receive, among other things, a lump-sum payment of approximately $170,000 and an increase in his pension payments of $40,000 per year on a 50% joint and survivor basis in lieu of any other cash compensation due him as an employee from the Company. Mr. Marshall's term as a director expires May 1, 1998.

                             ADDITIONAL INFORMATION

EXECUTIVE COMPENSATION

     The following table sets forth information with respect to the compensation of the Chief Executive Officer and the other four highest paid executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                    ANNUAL             OTHER ANNUAL                                          ALL OTHER
                                  COMPENSATION        COMPENSATION(a)       LONG-TERM COMPENSATION        COMPENSATION(d)
                               --------------------   ---------------   -------------------------------   ---------------
                                                                              OPTIONS (NUMBER OF
                                                                                    SHARES)
                                                                        -------------------------------
                        YEAR   SALARY(b)   BONUS(c)                     BRINK'S   BURLINGTON   MINERALS
                        ----   ---------   --------                     -------   ----------   --------
J. C. Farrell           1997   $591,667   $550,000        $27,631        55,000     75,000      20,000        $49,095
  Chairman, President   1996    541,667    550,000         21,050        70,000     40,000       --            40,194
  and Chief Executive   1995    512,500    525,000        --            100,000      --         85,000         11,388
  Officer(e)

G. R. Rogliano          1997    280,208    160,000         10,802        12,000     45,000       4,500         37,544
  Senior Vice           1996    219,050    130,000         35,385        12,000     15,000       --            62,395
  President and Chief   1995    180,367    105,000        --             20,000      --         12,000          9,456
  Financial Officer

F. T. Lennon            1997    235,000    120,000          8,705        12,000     15,000       4,000         29,287
  Vice President --     1996    198,292     95,000         35,824        12,000     15,000       --            61,682
  Human Resources and   1995    176,833     80,000        --             20,000      --         12,000          9,381
  Administration

A. F. Reed              1997    234,800    115,000            105        12,000     15,000       4,000         10,074
  Vice President,       1996    189,312     80,000         34,629        12,000     15,000       --            75,455
  General Counsel and   1995    161,042     70,000        --             15,000      --         12,000          9,281
  Secretary

J. B. Hartough          1997    206,133     82,000         39,348        12,000     15,000       4,000         74,416
  Vice President --     1996    192,317     82,000        --             12,000     15,000       --             9,253
  Corporate Finance     1995    174,025     70,000        --             20,000      --         12,000          9,331
  and Treasurer


------------

(a) Amounts shown reflect tax gross-up payments made to compensate the executive officer for incremental federal and state income tax liability resulting from relocation payments made in the fiscal years shown.

(b) Salaries before compensation reduction payments under the Savings-Investment Plan and the Deferral of Salary and Supplemental Savings Plan portions of the Company's Key Employees' Deferred Compensation Program. Under the Deferral of Salary portion of the Program, participants are permitted to defer up to 50% of their salary and receive a Company-matching contribution with respect to 100% of the first 10% of such deferral, both of which amounts were, as of January 1, 1998, converted under such Program into Brink's Units, Burlington Units and Minerals Units based in accordance with the formula for conversion in the Deferred Compensation Program. Under the Supplemental Savings Plan portion of the Deferred Compensation Program, participants may defer up to the amount that may not be contributed under the Savings-Investment Plan as a result of various Internal Revenue Code limitations and receive a matching contribution (at the same rate as is applicable under the Savings-Investment Plan). Such amounts and cash

                                              (footnotes continued on next page)

(footnotes continued from previous page) dividends on such amounts are converted into Brink's Units, Burlington Units and Minerals Units in accordance with the formula for conversion in the Deferred Compensation Program.

    In addition, on January 1, 1998, the participant's account was credited with additional Brink's Units, Burlington Units and Minerals Units in respect of cash dividends paid on the Company's Brink's Stock, Burlington Stock and Minerals Stock during 1997 based upon the formula for accrual in the Deferred Compensation Program. The following table sets forth the amount of 1997 salary deferred under the Deferred Compensation Program by each of the executive officers named above and the number of Brink's Units, Burlington Units and Minerals Units credited to his account (including matching contributions and cash dividends) in respect of salary paid in 1997:

                           1997 COMPENSATION    BRINK'S     BURLINGTON    MINERALS
                               DEFERRED          UNITS        UNITS        UNITS
                           -----------------    --------    ----------    --------

Mr. Farrell                   $220,976.52       2,898.03     3,391.70     4,091.87
Mr. Rogliano                    84,985.97       1,402.40     1,323.22       547.65
Mr. Lennon                      67,367.66       1,184.28       768.41       815.27
Mr. Reed                        64,184.38       1,011.96       728.37     1,117.66
Mr. Hartough                    57,400.53         937.48       628.65       924.10

    Under the Deferred Compensation Program, distributions with respect to the Brink's Units, the Burlington Units and the Minerals Units are to be made in shares of Brink's Stock, Burlington Stock and Minerals Stock, respectively, on the basis of one share for each Unit (with cash paid for fractional Units), but the aggregate value of the shares so distributed attributable to the deferral of salary pursuant to the Deferral of Salary portion of the Program (including related dividends, but not matching contributions) may not be less than the aggregate amount of the salary deferred pursuant to the Deferral of Salary portion of the Program and the related dividends in respect of which such Units were initially credited.

(c) Annual incentive payments under the Company's Key Employees' Incentive Plan. Under the Company's Key Employees' Deferred Compensation Program, participants are permitted to defer up to 100% of their cash incentive payment for 1997 and receive a Company-matching contribution with respect to the amount so deferred but not in excess of 10% of the cash incentive payment, which amounts were, as of January 1, 1998, converted into Brink's Units, Burlington Units and Minerals Units in accordance with the formula for conversion in the Deferred Compensation Program. In addition, dividend credits of Brink's Units, Burlington Units and Minerals Units were made to the participant's accounts in respect of cash dividends paid on Brink's Stock, Burlington Stock and Minerals Stock during 1997. The following table sets forth the aggregate amount of incentive compensation for 1997 deferred under the Deferred Compensation Program by each of the executive officers named above and the number of Brink's Units, Burlington Units and Minerals Units credited to his account (including in respect of cash dividends) as of January 1, 1998:

                                    BONUS      BRINK'S     BURLINGTON    MINERALS
                                   DEFERRED     UNITS        UNITS         UNITS
                                   --------    --------    ----------    ---------

Mr. Farrell                        $275,000    2,132.33     4,146.65     11,088.14
Mr. Rogliano                         32,000      466.81       385.98        483.17
Mr. Lennon                           60,000      846.11       650.39      1,312.24
Mr. Reed                             34,500      454.36       363.89        954.14
Mr. Hartough                         16,400      366.34        74.51         31.26

    Under the Deferred Compensation Program, distributions with respect to the Brink's Units, the Burlington Units and the Minerals Units are to be made in shares of Brink's Stock, Burlington Stock and Minerals Stock, respectively, on the basis of one share for each Unit (with cash paid for fractional Units), but the aggregate value of the shares so distributed attributable to the deferral of cash incentive payments (including related dividends, but not matching contributions) may not be less than the aggregate amount of the cash incentive payment deferred and the related dividends in respect of which such Units were initially credited. Such distributions will be made upon termination of employment or earlier upon election made more than one year prior to distribution.

(d) The Company made matching contributions under the Savings-Investment Plan in 1997 in the amount of $8,000.00 for each of the named executive officers. The Savings-Investment Plan is a compensation reduction plan intended to qualify under Section 401(k) of the Code. Under the Savings-Investment Plan employee contributions are matched at rates of 50% to 125% for up to 5% of covered compensation (subject to limitations imposed by such Code).

    In 1997 the Company paid life insurance premiums under the Executive Salary Continuation Plan in the amount of $3,312.00 for Mr. Farrell; $2,330.82 for Mr. Rogliano; $1,948.56 for Mr. Lennon; $1,948.56 for Mr. Reed and $1,849.20 for Mr. Hartough. The Executive Salary Continuation Plan provides a death benefit equal to three times a covered employee's annual salary payable in ten equal annual installments to the employee's spouse or other designated beneficiary.

    In addition, the amounts shown for 1997 reflect expense reimbursement and other payments made in connection with the relocation of the Company's office to Glen Allen, Virginia, for Messrs. Farrell, Rogliano, Lennon, Reed and Hartough in the amounts of $37,783, $27,213, $19,339, $125 and $64,566, respectively.

(e) On February 6, 1998, Mr. Farrell resigned as Chairman, President and Chief Executive Officer of the Company.

STOCK OPTIONS

     The following table sets forth information concerning nonqualified stock options granted under the Company's 1988 Stock Option Plan on May 2, 1997, to the Chief Executive Officer and the four other officers named in the Summary Compensation Table. Such options will become exercisable as to the total number of shares covered by such option on the third anniversary of the date of grant; have purchase prices per share equal to 100% of the fair market value of the Brink's Stock, Burlington Stock and Minerals Stock, as the case may be, on the date of grant, rounded up to the next higher cent; and expire on May 2, 2003. No Stock Appreciation Rights were granted in 1997 to the named executive officers.

                             OPTION GRANTS IN 1997
                               INDIVIDUAL GRANTS

                                                    NUMBER OF    PERCENT OF CLASS
                                                    SECURITIES    TOTAL OPTIONS
                                                    UNDERLYING      GRANTED TO                                    GRANT DATE
                                                     OPTIONS       EMPLOYEES IN     EXERCISE PRICE   EXPIRATION    PRESENT
NAME                                                 GRANTED           1997           PER SHARE         DATE        VALUE*
--------------------------------------------------  ----------   ----------------   --------------   ----------   ----------
J. C. Farrell
  Brink's.........................................    55,000           12.8%            $31.56         5/2/03      $657,602
  Burlington......................................    75,000           14.3              24.19         5/2/03       574,573
  Minerals........................................    20,000           14.5              12.69         5/2/03        80,517

G. R. Rogliano
  Brink's.........................................    12,000            2.8              31.56         5/2/03       143,477
  Burlington......................................    45,000            8.6              24.19         5/2/03       344,744
  Minerals........................................     4,500            3.3              12.69         5/2/03        18,116

F. T. Lennon
  Brink's.........................................    12,000            2.8              31.56         5/2/03       143,477
  Burlington......................................    15,000            2.6              24.19         5/2/03       114,915
  Minerals........................................     4,000            2.9              12.69         5/2/03        16,103

A. F. Reed
  Brink's.........................................    12,000            2.8              31.56         5/2/03       143,477
  Burlington......................................    15,000            2.6              24.19         5/2/03       114,915
  Minerals........................................     4,000            2.9              12.69         5/2/03        16,103

J. B. Hartough
  Brink's.........................................    12,000            2.8              31.56         5/2/03       143,477
  Burlington......................................    15,000            2.6              24.19         5/2/03       114,915
  Minerals........................................     4,000            2.9              12.69         5/2/03        16,103

------------

* Based on the Black-Scholes option-pricing model and the following assumptions:
  (i) projected annual dividend yield of .59% for Brink's Stock, 1.22% for Burlington Stock and 4.61% for Minerals Stock; (ii) expected volatilities of 31.94% for Brink's Stock, 25.89% for Burlington Stock and 45.53% for Minerals Stock; (iii) a risk-free interest rate of 6.59% for options expiring 2003; and
  (iv) all options are exercised on the expiration date. All values are discounted at a compound annual rate of 3% until vested to reflect risk of forfeiture. The actual value an executive officer may receive depends on market prices for Brink's Stock, Burlington Stock and Minerals Stock, and there can be no assurance that the amounts reflected in the Grant Date Present Value column will actually be realized. No gain to an executive officer is possible without an appreciation in stock value, which will benefit all shareholders commensurately.

     The following table sets forth information concerning the exercise of options during 1997 and unexercised options held at the end of such year.

                      AGGREGATED OPTION EXERCISES IN 1997
                           AND YEAR-END OPTION VALUES
                                 STOCK OPTIONS

                                                                NUMBER OF
                                                          SECURITIES UNDERLYING             VALUE OF UNEXERCISED
                          NUMBER OF                       UNEXERCISED OPTIONS AT          IN-THE-MONEY OPTIONS AT
                           SHARES                           DECEMBER 31, 1997                DECEMBER 31, 1997
                         ACQUIRED ON       VALUE       ----------------------------    ------------------------------
NAME                      EXERCISE       REALIZED      EXERCISABLE    UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----                     -----------    -----------    -----------    -------------    -------------    -------------

J. C. Farrell
  Brink's..............     --          $   --           172,925         212,641       $4,758,015.81    $3,430,162.23
  Burlington...........     --              --           216,244         254,604        3,461,754.26     1,995,213.02
  Minerals.............     --              --            85,360         122,000            --               --

G. R. Rogliano
  Brink's..............     --              --            19,795          44,331          401,998.48       720,969.57
  Burlington...........     --              --            24,757          85,427          253,635.86       501,900.13
  Minerals.............     --              --             7,750          19,000            --               --

F. T. Lennon
  Brink's..............     14,713       350,528.21       29,080          43,631          699,958.75       707,081.57
  Burlington...........     18,397       315,287.73       36,366          54,550          481,984.36       433,243.40
  Minerals.............      1,000         2,820.00       12,500          18,000            --               --

A. F. Reed
  Brink's..............      1,677        41,690.22        8,783          34,518          202,461.51       516,989.82
  Burlington...........     --              --            13,099          43,154          175,954.79       311,466.46
  Minerals.............     --              --             3,000          16,000            --               --

J. B. Hartough
  Brink's..............     --              --            26,978          43,631          635,994.89       707,081.57
  Burlington...........      7,009        90,717.45       33,737          54,550          433,768.50       433,243.40
  Minerals.............     --              --            10,500          18,000            --               --

PENSION-RETIREMENT PLAN

     The Company maintains a noncontributory Pension-Retirement Plan (the 'Pension Plan') covering, generally, full-time employees of the Company and participating subsidiaries who are not covered by a collective bargaining agreement. The Pension Plan provides that an eligible employee upon retirement at age 65 will receive an annual benefit equivalent to 2.1% of average salary for his or her 36 consecutive months of highest earnings multiplied by the number of years of service not to exceed 25 years, plus 1% of such average salary multiplied by the number of years of service in excess of 25 years, less 0.55% of the average Social Security taxable wage base for the relevant period provided in the Pension Plan multiplied by his or her years of service not to exceed 35. Salary under the Pension Plan means regular compensation, including commissions, bonuses, overtime and premium pay but excluding any living or other expense allowances. An eligible employee who has completed ten years of Vesting Service (as defined in the Pension Plan) may retire at any time after reaching his or her 55th birthday and become entitled to receive an actuarially reduced pension. Employees may elect to have their annual pension benefits paid in the form of a straight life annuity, joint and survivor annuity or period certain annuity. The Pension Plan also provides certain disability retirement benefits and death benefits. Accrued benefits under the Pension Plan are vested upon employees' completion of five years of Vesting Service. The Code limits the amount of pensions which may be paid under federal income tax qualified plans. The Board of Directors has adopted a Pension Equalization Plan under which the Company will make additional payments so that the total amount received by each person affected by the Code limitations is the same as would otherwise have been received under the Pension Plan. The Company has reserved the right to terminate or amend the Pension Plan or the Pension Equalization Plan at any time.

     Effective December 1, 1997, the Pension Equalization Plan was amended to permit participants to receive the actuarial equivalent of their benefit under such plan in a lump sum. By September 1, 1999, or if earlier, upon a change in control (as defined), the Company is to contribute amounts in cash to a trust established between the Company and The Chase Manhattan Bank. Such amounts are to be sufficient to provide the benefits to which (a) participants under the Pension Equalization Plan (the 'Plan') and (b) employees covered under certain employment contracts, including Mr. Farrell, are entitled pursuant to the terms of the Plan and such employment contracts as in effect on December 31, 1999, or the date of the change in control, as applicable. The Board also authorized amendments to such employment contracts to permit lump-sum payments of certain benefits thereunder. The assets of the trust will be subject to the claims of the Company's general creditors in the event of the Company's insolvency.

     The table below illustrates the estimated annual benefits payable upon retirement at age 65 under the Pension and Pension Equalization Plans to officers and other eligible employees in various classifications as to average salary and years of service. The table does not reflect reductions on account of the Social Security taxable wage base referred to above.

                               PENSION PLAN TABLE

                                            ESTIMATED ANNUAL PENSION
AVERAGE ANNUAL SALARY                    PAYABLE BASED ON SERVICES OF:
  DURING 36 MONTHS        ------------------------------------------------------------
   OF HIGHEST PAY         10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS
---------------------     --------     --------     --------     --------     --------

     $   200,000          $ 42,000     $ 63,000     $ 84,000     $105,000     $115,000
         300,000            63,000       94,500      126,000      157,500      172,500
         500,000           105,000      157,500      210,000      262,500      287,500
         700,000           147,000      220,500      294,000      367,500      402,500
         900,000           189,000      283,500      378,000      472,500      517,500
       1,000,000           210,000      315,000      420,000      525,000      575,000
       1,200,000           252,000      378,000      504,000      630,000      690,000
       1,300,000           273,000      409,500      546,000      682,500      747,500

Such amounts are based on the assumption that the employee will be in the Company's employ until normal retirement date (age 65), that the Pension and Pension Equalization Plans will continue in effect without change and that payments will be made on a straight life annuity basis. The Pension and Pension Equalization Plans give effect to the full amount of earnings shown under the salary and bonus columns of the Summary Compensation Table. At December 31, 1997, the executive officers named in such Table had been credited under the Pension Plan with the following years of service: Mr. Farrell, 14 years; Mr. Rogliano, 14 years; Mr. Lennon, 21 years; Mr. Hartough, 11 years; and Mr. Reed, 11 years. Mr. Farrell was also entitled to certain supplemental pension benefits under an agreement with him, which agreement has been superseded below. Such supplemental pension benefits were to be calculated on the basis of the Pension Plan but with effect being given to periods of up to 20 years of certain prior employment and with a reduction in such benefits to reflect any pension payable under the Pension Plan and under the plan covering such prior employment. The effect of this agreement was to increase the years of credited service as of December 31, 1997, for Mr. Farrell to 30 years of service.

EMPLOYMENT AGREEMENTS

     Mr. Farrell was a party to an employment agreement with the Company providing for an annual salary of $550,000 as well as various other benefits. As a result of Mr. Farrell's retirement as an employee as of February 28, 1998, the Company entered into a retirement agreement superseding the prior employment agreement. Pursuant to the retirement agreement, Mr. Farrell will (i) receive an award of $550,000 under the Company's Key Employees' Incentive Plan in respect of 1997, (ii) receive a lump-sum termination payment of $3,575,731.84 in lieu of any remaining payments due under his employment contract, (iii) continue to vest in outstanding stock options (which options shall remain exercisable in accordance with the terms of the option plan and option agreements) until February 28, 2001, (iv) receive a monthly pension and retirement benefit commencing as of March 1, 1998 of $47,666.67 on a single life annuity basis, (v) be entitled to participate in the Retiree Health Care

Program of the Company, (vi) continue to be eligible to participate in the Company's charitable matching program (up to $5,000 per year), (vii) receive $125,000 per year for the period beginning on March 1, 1998, and ending on the earlier of February 28, 2002, or the date on which he no longer has an option to buy at least 50,000 shares of any class of common stock of the Company and
(viii) provide consulting services as requested during such period.

     It is anticipated that the Company will enter into an employment agreement with Michael T. Dan providing him with, among other things, a minimum annual salary of $525,000 for a five-year period in exchange for his services as President and Chief Executive Officer of the Company. The agreement is also expected to provide certain benefits in the event of a termination of his services during the contract term.

CHANGE IN CONTROL ARRANGEMENTS

     In 1997, the Company entered into change in control severance agreements with Messrs. Hartough, Lennon, Reed and Rogliano which replace prior change in control agreements. Pursuant to these agreements, in the event Messrs. Hartough, Lennon, Reed or Rogliano are terminated by the Company without cause (as defined) or quit for good reason (as defined) within three years following a change in control (as defined), the terminated executive will be entitled to a cash lump-sum payment equal to (i) his accrued pay (including a prorated portion of his annual bonus based on the number of days worked in the year of his termination) plus (ii) three times the sum of his annual base salary and annual bonus. Additional benefits include a cash payment equal to (i) the value of additional benefits that he would have accrued under the Pension Plan and the Pension Equalization Plan if he had accrued an additional thirty-six months of accrual service credit under such plans and taking into account his severance pay described in clause (ii) in the preceding sentence in determining his average salary, (ii) at the executive's request, the spread between the option price and the market value with respect to all outstanding stock options (whether or not vested at his date of termination) and (iii) in the event any payments due the executive would be subject to an excise tax under Code Section 4999, an amount (the 'Gross-Up Payment') equal to such excise tax plus an amount sufficient so that after payment of all taxes on such Gross-Up Payment, the executive retains an amount equal to the excise tax.

SEVERANCE AGREEMENTS

     In 1997, the Company entered into severance agreements with certain senior officers, including Messrs. Hartough, Lennon, Reed and Rogliano, which provide that if the executive is terminated by the Company other than for cause (as defined) or he quits for good reason (as defined), the terminated executive shall be entitled to receive (i) his accrued pay (including a prorated portion of his annual bonus based on the number of days worked in the year of his termination), (ii) two times the sum of his annual salary and annual bonus and
(iii) previously deferred compensation and related matching contributions (whether or not vested). If such termination occurs after a 'Disposition Date', the multiplier in clause (ii) in the preceding sentence shall be three. A Disposition Date is generally the earliest of (i) the sale, lease or other transfer to an entity unaffiliated with the Company of greater than 50% of the assets or shares of Brink's, Incorporated; Brink's Home Security, Inc.; Pittston Coal Company; BAX Global Inc. or Pittston Mineral Ventures Company, (ii) the date of the first public announcement of such disposition or (iii) a change in control. Additional benefits include (i) a cash payment equal to the value of additional benefits that the executive would have accrued under the Pension Plan and the Pension Equalization Plan if he had accrued an additional twenty-four (thirty-six if the termination occurs after a Disposition Date) months of accrual service credit under such plans and taking into account his severance pay described in clause (ii) in the first sentence of this paragraph in determining his average salary, (ii) the immediate acceleration of the vesting of all outstanding options and (iii) in the event any payments due the executive would be subject to an excise tax under Code Section 4999, a Gross-Up Payment. In the event a change in control occurs so that the change in control severance agreements described above become effective, the rights and obligations of the affected executives shall be governed by both severance agreements such that, in the event of a conflict in terms, the benefits most favorable to the executive shall apply; provided that there shall be no duplication of benefits as a result of the operation of both agreements.

COMPLIANCE WITH SECTION 16(a)

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and any persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the 'SEC') and the New York Stock Exchange reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during 1997, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

REPORT OF COMPENSATION AND BENEFITS COMMITTEE

     The Compensation Committee is responsible for establishing and reviewing policies governing salaries, incentive compensation, and the terms and conditions of employment of executive officers of the Company. The policies of the Compensation Committee applicable to the compensation of executive officers are described below.

     The Compensation Committee has established an overall compensation program to attract, retain and motivate executive officers and to enhance their incentive to perform at the highest level and contribute significantly to the Company's success. Recognizing the desirability of tying the compensation of executive officers to performance and of aligning their interests closely to the long-term interests of the Company and its shareholders, the Compensation Committee has determined that a significant part of the compensation of executive officers should be paid in the form of annual incentive payments under the Key Employees' Incentive Plan and stock option grants.

     The Compensation Committee has from time to time engaged recognized consultants in the executive compensation field to review and confirm the appropriateness of the Company's salary, annual bonus and long-term incentive programs for executive officers. Cash compensation is paid to executive officers in the form of salaries generally targeted at or near the 50th percentile, and annual incentive payments under the Key Employees' Incentive Plan. In collaboration with those consultants, the Compensation Committee has developed a policy to make available to executive officers annual incentive payments based on individual and Company performance which, when coupled with salary, provides executive officers the opportunity to earn annual cash compensation above the 50th percentile for comparable positions in companies of similar size across all industries from whom the Company seeks to attract executive officers.

     The Compensation Committee periodically reviews the salaries of executive officers in light of competitive standards and the Compensation Committee's evaluation of their individual performance and makes such adjustments as are appropriate. Each year the Compensation Committee prescribes target cash incentive awards for executive officers under the Key Employees' Incentive Plan. Such target incentives are indicative of the incentive payment that an executive officer might expect to receive for such year based upon a strong performance by the individual executive officer in achieving established individual objectives, by his or her operating or staff unit, and the overall performance of the Company or relevant operating group. For purposes of calculating actual awards under such guidelines, individual performance is given a weight factor of 50%, and unit and the Company or relevant operating group performance are each given weight factors of 25%.

     Under the policy and administrative guidelines adopted by the Compensation Committee for 1997, the Chief Executive Officer of the Company (the 'CEO') had a target cash incentive award of 50% of salary based on full performance by the Company and by him individually. Based on such guidelines, the CEO's actual award could have ranged from 0 to 100% of salary, depending on his performance rating and that of the Company as determined by the Compensation Committee and approved by the Board. The Compensation Committee recommended and the Board approved an annual incentive payment of $550,000 or 92% of salary for the CEO and annual incentive payments for the other executive officers for 1997 after considering the following quantitative and qualitative measures of the Company's performance in 1997: (i) estimated actual revenues, earnings and cash flow on a consolidated basis; (ii) estimated actual revenues, operating earnings and cash flow of each business unit; (iii) the employee safety performance of each unit; (iv) the achievement of record revenues in each of the services segments; (v) the achievement of record earnings by Brink's Home Security and Brink's, Incorporated; (vi) the increase in shareholder value as measured by the total market capitalization of the Company and (vii) the ratings provided for each business unit by the Chief Executive Officer. In evaluating the performance of each business segment and the Company as a whole, the Compensation Committee took into account as additional factors and criteria: pricing and market conditions affecting each business unit; the effect of the world economy on such businesses; comparative performance of the Company's competitors; productivity and cost containment measures successfully carried out; progress of management development and employee relations efforts; and the quality of strategic planning and communications with external constituencies.

     The Compensation Committee's evaluation of the CEO's and the other executive officers' performance was based not only on the measures of the Company's performance and the other factors and criteria described above but also on the Compensation Committee's good faith business judgement of their performance as it related to results in 1997 and the long-term positioning of the Company. The Compensation Committee did not attach specific weights to the foregoing factors, but in general the Committee attached more significance to earnings results than the other factors.

     In 1997 the Compensation Committee made stock option grants to the executive officers of the Company totaling 103,000 shares of Brink's Stock, 165,000 shares of Burlington Stock and 36,500 shares of Minerals Stock. The Compensation Committee's intent in making these grants is to raise the level of executive stock ownership and to further align the interests of management and shareholders. Because the 1997 stock options were granted with exercise prices equal to 100% of market value on the date of grant, executive officers will benefit from such stock option grants only to the extent the stock price of the applicable class of Company Common Stock appreciates above the exercise price at the time such options become exercisable. In addition, since such options generally 'vest' only after a period of three years from the date of grant, they enhance the ability of the Company to retain executive officers while encouraging such officers to take a longer term view in their decisions impacting the Company. Stock options, therefore, tie the compensation of executive officers directly to the long-term performance of the Company.

     The Compensation Committee believes that reasonable severance and post-takeover employment arrangements are often an essential aspect of the terms of employment of executive officers. The Compensation Committee also recognizes the importance to the Company of retaining its executive officers during and after the disruption typically provoked by a takeover offer (whether or not ultimately successful). The Company is party to a 'change in control' employment agreement and a severance agreement or employment agreement with each of its executive officers, and the Compensation Committee is firmly of the view that the Company and its shareholders have benefitted from the relatively modest protection which such agreements afford to its executive officers. The Compensation Committee believes that these employment agreements provide reasonable compensation arrangements and give the Company a high degree of management stability during a period of economic change.

     Internal Revenue Code Section 162(m)(1) which disallows a tax deduction for any publicly held corporation for remuneration exceeding $1 million in any taxable year for chief executive officers and certain other executive officers, except for remuneration paid under qualifying 'performance based' plans. In 1995 the Company's shareholders approved amendments to the Company's 1988 Stock Option Plan which qualify the grant of options under such plan under Section 162(m). The Compensation Committee will continue to evaluate the impact of the
Section 162(m)(1) limitations on an ongoing basis in light of final regulations and future events with an objective of achieving deductibility to the extent appropriate.

                                                     Roger G. Ackerman, Chairman
                                                     James R. Barker
                                                     Adam H. Zimmerman

PERFORMANCE GRAPHS

     The following graphs show a five-year comparison of cumulative total returns for each class of Company Common Stock outstanding since December 31, 1992, through December 31, 1997, the Standard & Poor's ('S&P') 500 Index, the S&P Transportation Index, an index of peer services companies (the 'Services Peer Index') selected by the Company, an index of peer freight transportation companies (the 'Burlington Peer Index') selected by the Company, an index of peer security companies (the 'Brink's Peer Index') selected by the Company, an index of peer minerals companies (the 'Minerals Peer Index') selected by the Company, and a composite index of peer companies (the 'Composite Peer Index') selected by the Company.

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
                    THE PITTSTON COMPANY, THE S&P 500 INDEX
                        AND THE COMPOSITE PEER INDEX(1)
                        (FISCAL YEAR ENDING DECEMBER 31)


                             [PERFORMANCE GRAPH]


                                                 12/31/92   7/6/93   12/31/93   12/31/94   12/31/95   1/3/96  12/31/96   12/31/97
  Pittston Composite                                100      123.8     232.4      215.9      237.9    240.5     280.4      386.5
  S&P 500 Index                                     100      102.7     109.8      111.3      153.1    154.6     188.8        252
  Composite Peer Index                              100       91.0     124.3      105.1      126.7    126.2     151.5        223

------------

(1) On July 26, 1993, the Company's shareholders approved a proposal under which the Company reclassified its former single class of common stock by redesignating it as Pittston Services Group Common Stock ('Services Stock') and distributing a second class of common stock designated as Pittston Minerals Group Common Stock on the basis of one-fifth of one share of Minerals Stock for each share of the Company's former common stock held by shareholders of record on July 26, 1993. On January 18, 1996, the Company's shareholders approved a proposal under which the Company reclassified its Services Stock by redesignating it as Pittston Brink's Group Common Stock and distributing a third class of common stock designated as Pittston Burlington Group Common Stock on the basis of one-half share of Burlington Stock for each share of the Company's former Services Stock held by shareholders of record on January 19, 1996. For the line designated as 'The Pittston Company' the graph depicts the cumulative return on $100 invested in the Company's former single class of common stock from December 31, 1992, through July 5, 1993 (the last trading day prior to the commencement of trading in the Services Stock and the Minerals Stock). Since July 6, 1993 (the date of commencement of trading in the Services Stock and the Minerals Stock) and prior to January 3, 1996 (the date of commencement of trading in the Brink's Stock and the Burlington Stock) the graph depicts the cumulative return on a capitalization-weighted combination of Services Stock and Minerals Stock. Since January 3, 1996 the graph depicts the cumulative return on a capitalization-weighted combination of Brink's Stock, Burlington Stock and Minerals Stock. For the S&P 500 Index and the Composite Peer Index, cumulative returns are measured on an annual basis for the periods from December 31, 1992 through July 5, 1993, from July 6, 1993 through December 31, 1995, from January 1, 1996 through January 2, 1996 and from January 3, 1996 through December 31, 1997, with the value of each index set to $100 on December 31, 1992. Total return assumes reinvestment of dividends. The returns of the component companies included in the Composite Peer Index are weighted according to such company's market capitalization at the beginning of each period. Companies in the Composite Peer Index are as follows:
    Airborne Freight Corp., Air Express International Corporation, Arch Coal Inc., Borg-Warner Security Corporation, Circle International Group Inc., Expeditors International Inc., Federal Express Corporation, Protection One Inc., Wackenhut Corporation (Class A) and Westmoreland Coal Company. In constructing the Composite Peer Index for 1997, the Company has eliminated ADT Limited and Ashland Coal Company because such companies were acquired by other companies during 1997.

    COMPARISON OF CUMULATIVE TOTAL RETURN AMONG MINERALS GROUP COMMON STOCK, SERVICES GROUP COMMON STOCK, THE S&P 500 INDEX, THE S&P TRANSPORTATION INDEX,
             THE MINERALS PEER INDEX AND THE SERVICES PEER INDEX(2)
                 (FROM JULY 6, 1993 THROUGH DECEMBER 31, 1997)


                             [PERFORMANCE GRAPH]


                                       7/6/93     12/31/93     12/31/94     12/31/95     1/3/96     12/31/96     12/31/97
  Pittston Minerals Group                100        189.5        209.6        120.5       120.5       140.4         72.3
  Pittston Services Group                100        187.4        169.4        204.1       206.5       240.7        348.9
  S&P 500 Index                          100        106.9        108.4        149.2       150.6       183.9        245.5
  S&P Transportation Index               100        115.0         94.6        129.4       130.8       145.7        186.2
  Minerals Peer Index                    100        118.9        117.1         84.2        85.1       107.8        108.2
  Services Peer Index                    100        138.1        115.3        142.8       143.3       171.6        254.3

------------

(2) The graph depicts the cumulative return from July 6, 1993, the date of commencement of trading in the Services Stock and the Minerals Stock, through January 2, 1996, on $100 invested in either Services Stock, Minerals Stock, the Services Peer Index, the Minerals Peer Index, the S&P 500 Index or the S&P Transportation Index. Since January 3, 1996 (the date of commencement of trading in Brink's Stock and Burlington Stock), for the line designated as 'Pittston Services,' the graph depicts the cumulative return on a capitalization-weighted combination of Brink's Stock and Burlington Stock. Total return assumes reinvestment of dividends. The Services Peer Index consists of a market capitalization-weighted combination of the common stocks of Airborne Freight Corp., Air Express International Corporation, Borg-Warner Security Corporation, Circle Group International Inc., Expeditors International Inc., Federal Express Corporation, Protection One Inc. and Wackenhut Corporation (Class A). In constructing the Services Peer Index for 1997, the Company has eliminated ADT Limited because that company was acquired by another company during 1997. The Minerals Peer Index consists of a market capitalization-weighted combination of the common stocks of Arch Coal Inc. and Westmoreland Coal Company. In constructing the Minerals Peer Index for 1997, the Company has eliminated Ashland Coal Company because that company was acquired by another company during 1997.

    COMPARISON OF CUMULATIVE TOTAL RETURN AMONG BRINK'S GROUP COMMON STOCK, BURLINGTON GROUP COMMON STOCK, THE S&P 500 INDEX, THE S&P TRANSPORTATION INDEX,
            THE BRINK'S PEER INDEX AND THE BURLINGTON PEER INDEX(3)
                (FROM JANUARY 3, 1996 THROUGH DECEMBER 31, 1997)


                             [PERFORMANCE GRAPH]



                                                                               01/03/96      12/31/96      12/31/97
  Pittston Brink's Group                                                          100          119.8         179.1
  Pittston Burlington Group                                                       100          108.0         143.2
  S&P 500 Index                                                                   100          122.1         163.1
  S&P Transportation Index                                                        100          111.0         141.8
  Brink's Peer Index                                                              100           91.0         151.7
  Burlington Peer Index                                                           100          122.3         179.8

------------

(3) The graph depicts the cumulative return from January 3, 1996, the date of commencement of trading in the Brink's Stock and Burlington Stock, through December 31, 1997, on $100 invested in either Brink's Stock, Burlington Stock, the Brink's Peer Index, the Burlington Peer Index, the S&P 500 Index or the S&P Transportation Index. Total return assumes reinvestment of dividends. The Brink's Peer Index consists of a market capitalization-weighted combination of the common stocks of Borg-Warner Security Corporation, Protection One Inc. and Wackenhut Corporation (Class
    A). In constructing the Brink's Peer Index for 1997, the Company has eliminated ADT Limited because that company was acquired by another company during 1997. The Burlington Peer Index consists of a market capitalization-weighted combination of the common stocks of Airborne Freight Corp., Air Express International Corporation, Circle International Group Inc., Expeditors International Inc. and Federal Express Corporation.

                             PROPOSALS OF THE BOARD

     The following proposals are expected to be presented to the meeting. With respect to Proposal Nos. 1 and 2, all shares of Brink's Stock, Burlington Stock and Minerals Stock will vote together as a single voting group. Holders of Brink's Stock will have one vote per share, holders of Burlington Stock will have .739 vote per share and holders of Minerals Stock will have .244 vote per share.

     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS: in order to be elected, nominees for director must receive a plurality of the votes cast by those present in person or represented by proxy at the meeting and entitled to vote thereon. Abstentions and shares held by a broker in 'street name' ('Broker Shares') that are not voted in the election of directors will not be included in determining the number of votes cast.

     PROPOSAL NO. 2  --  APPROVAL OF THE SELECTION OF INDEPENDENT PUBLIC
ACCOUNTANTS: must receive more votes cast in favor of such proposal by holders of the shares present in person or represented by proxy at the meeting and entitled to vote thereon than votes cast in opposition to such proposal by such holders. Abstentions and Broker Shares that are not voted on Proposal No. 2 will not be counted in determining the number of votes cast.

                   PROPOSAL NO. 1  --  ELECTION OF DIRECTORS

     In accordance with the Company's charter and bylaws, the Board of Directors is divided into three classes, with the term of office of one of the three classes of directors expiring each year and with each class being elected for a three-year term. Under the bylaws the number of directors that constitute the entire Board of Directors is ten.

     The nominees for election as directors for three-year terms expiring in 2001 are: James R. Barker, James L. Broadhead, Michael T. Dan and Ronald M. Gross. The nominee for election as director for a two-year term expiring in 2000 is Carl S. Sloane.

     The Board of Directors has no reason to believe that any of the nominees are not available or will not serve if elected. If any of them should become unavailable to serve as a director, full discretion is reserved to the persons named as proxies to vote for such other persons as may be properly nominated.

     Set forth below is information concerning the age, principal occupation and employment during the past five years, other directorships and positions with the Company of each nominee and director, and the year in which he first became a director of the Company.

                                              NOMINEES FOR ELECTION AS DIRECTORS FOR
                                                A THREE-YEAR TERM EXPIRING IN 2001

[Photo]                           JAMES R. BARKER, 62, is Chairman of the Board of the Company
                                    and has served in that capacity since February 1998. He is also Chairman of The Interlake Steamship Co. He is also Vice
                                    Chairman of Mormac Marine Group, Inc. and Moran Towing Corp.
                                    Mr. Barker was formerly Chairman of the Board of Global Self
                                    Unloaders Inc. and Moore McCormack Resources, Inc., and
                                    Chairman of that company's operating subsidiaries since April
                                    1979. He was also Chief Executive Officer of Moore McCormack
                                    Resources, Inc., from 1971 to January 1987. In 1969 Mr.
                                    Barker co-founded a management consulting firm, Temple,
                                    Barker & Sloane, Inc., and served in the capacity of
                                    Executive Vice President. Mr. Barker is a director of Eastern
                                    Enterprises and GTE Corporation. He is a member of the Board of Trustees of Stamford Hospital and a member of the Business
                                    Advisory Committee of the Transportation Center at Northwest-
                                    ern University and the Board of Visitors of Columbia
                                    University. Mr. Barker has been a director of the Company
                                    since July 1993, and is Chairman of the Executive Committee and a member of the Audit and Ethics Committee and the
                                    Compensation and Benefit Committee. His current term as a
                                    director of the Company expires in 1998.

[Photo]                           JAMES L. BROADHEAD, 62, is Chairman and Chief Executive Officer
                                    of FPL Group, Inc., a public utility holding company. From
                                    1989 to 1990 he served as President and Chief Executive
                                    Officer of FPL Group, Inc., and from 1984 to 1988 he served
                                    GTE Corporation, a telecommunications company, in various
                                    executive capacities, including President of GTE's Telephone
                                    Operating Group. He is a director of FPL Group, Inc. and its subsidiary, Florida Power & Light Company, and Delta Air
                                    Lines, Inc. Mr. Broadhead has been a director of the Company since 1983 and is Chairman of the Pension Committee and a
                                    member of the Executive Committee and the Nominating
                                    Committee. His current term as a director of the Company
                                    expires in 1998.

[Photo]                           MICHAEL T. DAN, 47, was elected by the Board of Directors as
                                    President and Chief Executive Officer and a director of
                                    Company in February 1998. Prior to his election, Mr. Dan
                                    served as President and Chief Executive Officer of Brink's
                                    Holding Company, Inc. since 1995 and President and Chief
                                    Executive Officer of Brink's, Incorporated since 1993. Mr.
                                    Dan is a member of the Executive Committee. His term as a
                                    director of the Company expires in 1998.

[Photo]                           RONALD M. GROSS, 64, is Chairman and Chief Executive Officer of
                                    Rayonier Inc., a global supplier of specialty pulps, timber and wood products. Mr. Gross was President and Chief
                                    Operating Officer from 1978, when he joined Rayonier, until
                                    1996. He became Chief Executive Officer in 1981 and Chairman in 1984. He is a director of Rayonier Inc. and Lukens Inc.
                                    Mr. Gross is a member of the Board of Directors of Fundacion
                                    Chile, the American Forest and Paper Association and a former member of the Investment Policy Advisory Committee of the
                                    United States Trade Representative. Mr. Gross has been a
                                    director of the Company since 1995 and is Chairman of the
                                    Audit and Ethics Committee, and a member of the Executive
                                    Committee and the Pension Committee. His current term as a director of the Company expires in 1998.

                                               NOMINEE FOR ELECTION AS DIRECTOR FOR
                                                 A TWO-YEAR TERM EXPIRING IN 2000

[Photo]                           CARL S. SLOANE, 61, is the Ernest L. Arbuckle Professor of
                                    Business Administration at Harvard University, Graduate
                                    School of Business Administration. Prior to joining the
                                    Harvard faculty in 1991, Mr. Sloane spent thirty years in
                                    management consulting, the last twenty with the firm he
                                    co-founded, Temple, Barker & Sloane, Inc., and its successor firm, Mercer Management Consulting, where he served as
                                    Chairman and Chief Executive Officer. He is a director of
                                    Rayonier Inc., Ionics, Inc. and Sapient Corporation.

                                                       CONTINUING DIRECTORS

[Photo]                           ROGER G. ACKERMAN, 59, is Chairman and Chief Executive Officer
                                    of Corning Incorporated, a company engaged in specialty
                                    glass, ceramics and communications and consumer products
                                    manufacturing. He has served Corning Incorporated in various engineering, sales and management capacities since 1962,
                                    including President and Chief Operating Officer from 1992 to
                                    April of 1996 and Group President, Specialty Materials Group,
                                    from 1985 to 1990. He is a director of Corning Incorporated,
                                    Corning International Corporation, Dow Corning Corporation
                                    and Massachusetts Mutual Life Insurance Company. Mr. Ackerman
                                    has been a director of the Company since 1991 and is Chairman of the Compensation and Benefits Committee and a member of the Executive Committee and the Finance Committee. He is also a Trustee of the Rutgers University Foundation. His current term as a director of the Company expires in 2000.

[Photo]                           WILLIAM F. CRAIG, 66, is a private investor. He served as
                                    Chairman of New Dartmouth Bank from 1991 to 1994 and served as Chief Executive Officer of New Dartmouth Bank from 1991 to
                                    1992. From 1976 until his retirement in 1989, he served
                                    Shawmut Bank, N.A., and its parent, Shawmut Corporation, a bank holding company, in various executive capacities,
                                    including Vice Chairman. Mr. Craig has been a director of the
                                    Company since 1974 and is Chairman of the Nominating
                                    Committee and a member of the Executive Committee and the
                                    Audit and Ethics Committee. His current term as a director of the Company expires in 1999.

[Photo]                           CHARLES F. HAYWOOD, 70, is National City Bank Professor of
                                    Finance at the University of Kentucky. Until 1994 Dr. Haywood
                                    was Director and Chief Economist, Center for Business and
                                    Economic Research, and First Kentucky National Professor of
                                    Finance, College of Business and Economics, University of
                                    Kentucky. Dr. Haywood is also a consultant in the fields of economics and financial analysis for financial, nonfinancial and government organizations. He is a director of Appalachi-
                                    an Regional Healthcare, Inc. and the WWW Internet Fund, both in Lexington, Kentucky. Dr. Haywood has been a director of the Company since 1980 and is a member of the Executive
                                    Committee, the Finance Committee and the Pension Committee.
                                    His current term as a director of the Company expires in
                                    1999.

[Photo]                           ROBERT H. SPILMAN, 70, retired as Chairman and Chief Executive
                                    Officer of Bassett Furniture Industries, Inc. in June 1997.
                                    He is Chairman of the Board and a director of Jefferson-Pilot
                                    Corporation and its subsidiary, Jefferson-Pilot Life
                                    Insurance Company, and is a director of Dominion Resources,
                                    Inc. and Aeroquip-Vickers Corporation. Mr. Spilman has been a director of the Company since 1987 and is Chairman of the
                                    Finance Committee and a member of the Executive Committee and the Nominating Committee. His current term as a director of the Company expires in 2000.

[Photo]                           ADAM H. ZIMMERMAN, 71, retired as Chairman of the Board of
                                    Noranda Forest Inc. in 1993 and as Vice Chairman of its
                                    parent, Noranda Inc., a natural resource company, in 1992.
                                    From 1958 until retirement, Mr. Zimmerman served Noranda Inc.
                                    in various executive capacities, including President and
                                    Chief Operating Officer from 1982 to 1987. From 1993 to 1994
                                    Mr. Zimmerman was Chairman of the Board and a director of
                                    Confederation Life Insurance Company. He is a director of
                                    Battery Technologies Inc., Economic Investment Trust Limited,
                                    MacMillan Bloedel Limited, Normerica Building Systems Inc.
                                    and The Toronto-Dominion Bank. Mr. Zimmerman has been a
                                    director of the Company since 1987 and is a member of the
                                    Executive Committee, the Audit and Ethics Committee and the
                                    Compensation and Benefits Committee. His current term as a director of the Company expires in 1999.

RECOMMENDATION OF THE BOARD

                THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE
                  FOR ALL NOMINEES FOR ELECTION AS DIRECTORS.

STOCK OWNERSHIP

     Based in part on information furnished by each nominee, director and executive officer named in the Summary Compensation Table, the number of shares of each of the three classes of Company Common Stock beneficially owned by them at January 31, 1998, was as follows:

NAME OF INDIVIDUAL                                              NUMBER OF SHARES
OR IDENTITY OF GROUP                                        BENEFICIALLY OWNED(a)(b)
-----------------------------------------------------     -----------------------------
R. G. Ackerman.......................................     Brink's Stock          13,110(c)
                                                          Burlington Stock       13,781(c)
                                                          Minerals Stock          4,147(c)
James R. Barker......................................     Brink's Stock          13,186(c)
                                                          Burlington Stock       13,846(c)
                                                          Minerals Stock          4,218(c)
J. L. Broadhead......................................     Brink's Stock           6,406(c)
                                                          Burlington Stock        5,311(c)
                                                          Minerals Stock          4,440(c)
W. F. Craig..........................................     Brink's Stock          13,764(c)
                                                          Burlington Stock       14,377(c)
                                                          Minerals Stock          4,736(c)
M. T. Dan............................................     Brink's Stock         130,403(d)(e)(f)
                                                          Burlington Stock        8,081(d)(e)(f)
                                                          Minerals Stock         14,680(d)(e)(f)
J. C. Farrell........................................     Brink's Stock         220,207(d)(e)(f)
                                                          Burlington Stock      247,711(d)(e)(f)
                                                          Minerals Stock        122,182(d)(e)(f)
R. M. Gross..........................................     Brink's Stock          11,283(c)
                                                          Burlington Stock       11,849(c)
                                                          Minerals Stock          3,718(c)
J. B. Hartough.......................................     Brink's Stock          38,662(d)(e)(f)(g)
                                                          Burlington Stock       40,346(d)(e)(f)
                                                          Minerals Stock         18,384(d)(e)(f)
C. F. Haywood........................................     Brink's Stock           3,981(c)
                                                          Burlington Stock        2,804(c)
                                                          Minerals Stock          4,484(c)
F. T. Lennon.........................................     Brink's Stock          47,713(d)(e)(f)
                                                          Burlington Stock       46,867(d)(e)(f)
                                                          Minerals Stock         19,458(d)(e)(f)
D. L. Marshall.......................................     Brink's Stock          54,503(d)(f)
                                                          Burlington Stock       61,767(d)(f)
                                                          Minerals Stock         12,967(d)(f)
A. F. Reed...........................................     Brink's Stock          15,809(d)(f)(h)
                                                          Burlington Stock       17,528(d)(f)(h)
                                                          Minerals Stock         11,007(d)(f)(h)
G. R. Rogliano.......................................     Brink's Stock          34,633(d)(f)(i)
                                                          Burlington Stock       32,798(d)(f)
                                                          Minerals Stock         14,721(d)(f)
C. S. Sloane.........................................     Brink's Stock              --(j)
                                                          Burlington Stock           --(j)
                                                          Minerals Stock             --(j)
R. H. Spilman........................................     Brink's Stock          14,014(c)
                                                          Burlington Stock       14,628(c)
                                                          Minerals Stock          5,013(c)
A. H. Zimmerman......................................     Brink's Stock          16,089(c)
                                                          Burlington Stock       15,697(c)
                                                          Minerals Stock          5,484(c)
16 nominees, directors and executive officers as a
  group..............................................     Brink's Stock         633,763(k)
                                                          Burlington Stock      601,391(k)
                                                          Minerals Stock        249,639(k)

------------

(a) Except as otherwise noted, the named individuals have sole voting and investment power with respect to such shares of each class of Company Common Stock. None of such individuals beneficially owns more than approximately 1% of any class of outstanding Company Common Stock. None of such individuals owns any of the Company's $31.25 Series C Cumulative Convertible Preferred Stock or the depositary shares relating thereto.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(b) Includes shares of each class of Company Common Stock which could be acquired within 60 days after January 31, 1998, upon the exercise of options granted pursuant to the Company's stock option plans, as follows:

Mr. Ackerman.........................................     Brink's Stock          11,109
                                                          Burlington Stock       12,391
                                                          Minerals Stock          3,000
Mr. Barker...........................................     Brink's Stock          11,110
                                                          Burlington Stock       12,387
                                                          Minerals Stock          3,000
Mr. Broadhead........................................     Brink's Stock           4,102
                                                          Burlington Stock        3,628
                                                          Minerals Stock          3,000
Mr. Dan..............................................     Brink's Stock         110,315
                                                          Burlington Stock            0
                                                          Minerals Stock              0
Mr. Farrell..........................................     Brink's Stock         172,925
                                                          Burlington Stock      194,345
                                                          Minerals Stock         85,360
Mr. Gross............................................     Brink's Stock           9,707
                                                          Burlington Stock       10,640
                                                          Minerals Stock          2,600
Mr. Hartough.........................................     Brink's Stock          26,978
                                                          Burlington Stock       33,737
                                                          Minerals Stock         10,500
Dr. Haywood..........................................     Brink's Stock           1,000
                                                          Burlington Stock          500
                                                          Minerals Stock          2,400
Mr. Lennon...........................................     Brink's Stock          29,080
                                                          Burlington Stock       36,366
                                                          Minerals Stock         12,500
Mr. Marshall.........................................     Brink's Stock          44,671
                                                          Burlington Stock       55,868
                                                          Minerals Stock         12,000
Mr. Reed.............................................     Brink's Stock           8,783
                                                          Burlington Stock       13,099
                                                          Minerals Stock          3,000
Mr. Rogliano.........................................     Brink's Stock          19,795
                                                          Burlington Stock       24,757
                                                          Minerals Stock          7,750
Each of Messrs. Craig, Spilman and Zimmerman.........     Brink's Stock          11,108
                                                          Burlington Stock       12,393
                                                          Minerals Stock          3,000
All nominees, directors and executive officers as a
  group (16 persons).................................     Brink's Stock         482,899
                                                          Burlington Stock      434,897
                                                          Minerals Stock        154,110

(c) Includes Units representing shares of the applicable class of Company Common Stock, rounded to the nearest whole Unit, credited to each Director's account under the Company's Directors' Stock Accumulation Plan with respect to all fiscal years ended on or prior to January 31, 1998, as follows:

Mr. Ackerman.........................................     Brink's Units           1,001
                                                          Burlington Units          890
                                                          Minerals Units            947
Mr. Barker...........................................     Brink's Units           1,076
                                                          Burlington Units          959
                                                          Minerals Units          1,018
Mr. Broadhead........................................     Brink's Units           1,304
                                                          Burlington Units        1,183
                                                          Minerals Units          1,240
Mr. Craig............................................     Brink's Units           1,605
                                                          Burlington Units        1,459
                                                          Minerals Units          1,526
Mr. Gross............................................     Brink's Units           1,076
                                                          Burlington Units          959
                                                          Minerals Units          1,018
Dr. Haywood..........................................     Brink's Units           1,981
                                                          Burlington Units        1,804
                                                          Minerals Units          1,884
Mr. Spilman..........................................     Brink's Units           1,906
                                                          Burlington Units        1,735
                                                          Minerals Units          1,813
Mr. Zimmerman........................................     Brink's Units           1,981
                                                          Burlington Units        1,804
                                                          Minerals Units          1,884

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(d) Includes Units representing shares of the applicable class of Company Common Stock, rounded to the nearest whole Unit, credited to respective accounts under the Company's Key Employees' Deferred Compensation Program with respect to all fiscal years ended on or prior to January 31, 1998, as follows:

Mr. Dan..............................................     Brink's Units          12,957
                                                          Burlington Units        4,775
                                                          Minerals Units         12,056
Mr. Farrell..........................................     Brink's Units          41,931
                                                          Burlington Units       28,439
                                                          Minerals Units         35,254
Mr. Hartough.........................................     Brink's Units           7,153
                                                          Burlington Units        3,639
                                                          Minerals Units          7,121
Mr. Lennon...........................................     Brink's Units           9,018
                                                          Burlington Units        5,496
                                                          Minerals Units          5,167
Mr. Marshall.........................................     Brink's Units           7,085
                                                          Burlington Units        4,509
                                                          Minerals Units            795
Mr. Reed.............................................     Brink's Units           4,546
                                                          Burlington Units        3,171
                                                          Minerals Units          5,042
Mr. Rogliano.........................................     Brink's Units           9,870
                                                          Burlington Units        6,537
                                                          Minerals Units          6,203

     Non-employee directors do not participate in the Company's Key Employees' Deferred Compensation Program.

(e) Includes shares of each class of Company Common Stock, rounded to the nearest whole share, held in nominee name under the Company's 1994 Employee Stock Purchase Plan at January 31, 1998, as follows:

Mr. Dan..............................................     Brink's Stock             787
                                                          Burlington Stock          409
                                                          Minerals Stock          1,430
Mr. Farrell..........................................     Brink's Stock             458
                                                          Burlington Stock          599
                                                          Minerals Stock            559
Mr. Hartough.........................................     Brink's Stock           1,198
                                                          Burlington Stock        1,534
                                                          Minerals Stock             22
Mr. Lennon...........................................     Brink's Stock             267
                                                          Burlington Stock          214
                                                          Minerals Stock            320

     Non-employee directors do not participate in the Company's 1994 Employee Stock Purchase Plan.

(f) Includes shares of each class of Company Common Stock, rounded to the nearest whole share, held by the trustee under the Company's
     Savings-Investment Plan at January 31, 1998, as follows:

Mr. Dan..............................................     Brink's Stock           5,636
                                                          Burlington Stock        2,543
                                                          Minerals Stock          1,094
Mr. Farrell..........................................     Brink's Stock             893
                                                          Burlington Stock          429
                                                          Minerals Stock            209
Mr. Hartough.........................................     Brink's Stock           2,833
                                                          Burlington Stock        1,436
                                                          Minerals Stock            741
Mr. Lennon...........................................     Brink's Stock           5,392
                                                          Burlington Stock        2,731
                                                          Minerals Stock          1,363
Mr. Marshall.........................................     Brink's Stock             605
                                                          Burlington Stock          319
                                                          Minerals Stock            172
Mr. Reed.............................................     Brink's Stock           1,972
                                                          Burlington Stock        1,002
                                                          Minerals Stock            507
Mr. Rogliano.........................................     Brink's Stock           2,968
                                                          Burlington Stock        1,504
                                                          Minerals Stock            768

    Non-employee directors do not participate in the Company's Savings-Investment Plan.

(g) Includes 500 shares of Brink's Stock held by Mr. Hartough's daughter, for which he is custodian.

(h) Includes 500 shares of Brink's Stock and 1,250 shares of Minerals Stock held jointly by Mr. Reed with his son, 256 shares of Burlington Stock and 1,208 shares of Minerals Stock held jointly by Mr. Reed with his daughter, and 8 shares of Brink's Stock held jointly by Mr. Reed with his wife.

(i) Mr. Rogliano shares voting power with his spouse with respect to 2,000 shares of Brink's Stock.

(j) As of January 31, 1998, Mr. Sloane did not beneficially own any shares of Brink's Stock, Burlington Stock or Minerals Stock.

(k) See notes (a) through (j) above. The total number represents approximately 1.54% of the outstanding Brink's Stock, 2.97% of the outstanding Burlington Stock and 2.97% of the outstanding Minerals Stock at January 31, 1998.

     The following table sets forth the only persons known to the Company to be deemed a beneficial owner of more than five percent of any class of the outstanding Company Common Stock at December 31, 1997:

                                                                      SHARES
                  NAME AND ADDRESS OF                              BENEFICIALLY                PERCENT
                   BENEFICIAL OWNER                                    OWNED                   OF CLASS
                   ----------------                                ------------                --------
The Chase Manhattan Bank,
  as Trustee under The Pittston
  Company Employee Benefits Trust
  Agreement
    770 Broadway
    New York, NY 10011.................................   Brink's Stock         2,947,314(a)      7.17%

FMR Corp.
  Edward C. Johnson 3d
  Abigail P. Johnson
  Fidelity Management & Research Company
  Fidelity Management Trust Company
  82 Devonshire Street
  Boston, MA 02109-3614................................   Burlington Stock      1,762,067(b)      8.65%

Lazard Freres & Co. LLC
  30 Rockefeller Plaza
  New York, NY 10020...................................   Burlington Stock      1,719,205(c)      8.27%

R.B. Haave Associates, Inc.
  36 Grove Street
  New Canaan, CT 06840.................................   Minerals Stock        1,501,500(d)      17.8%

National Rural Electric Cooperative
  Association
  4301 Wilson Boulevard
  Arlington, VA 22203..................................   Minerals Stock          675,880(e)       8.0%

Norwest Corporation
  Norwest Center
  Sixth and Marquette
  Minneapolis, MN 55479-1026
Norwest Bank Colorado, Inc.
  1740 Broadway
  Denver, CO 80274-8677................................   Minerals Stock          497,402(f)       5.9%

The Prudential Insurance Company of America
  751 Broad Street
  Newark, NJ 07102-3777................................   Burlington Stock      1,329,025(g)      6.52%

Tiger Management L.L.C.
Tiger Performance L.L.C.
Julian H. Robertson, Jr.
  101 Park Avenue
  New York, NY 10178...................................   Brink's Stock         4,890,900(h)      11.9%

Wellington Management Company, LLP
  75 State Street
  Boston, MA 02109.....................................   Burlington Stock      1,618,120(i)      7.94%

Westport Asset Management, Inc.
  253 Riverside Avenue
  Westport, CT 06880...................................   Burlington Stock      1,066,550(j)      5.23%

------------

 (a) According to a report on Schedule 13D, dated December 7, 1992, filed with the SEC, The Chase Manhattan Bank, as Trustee (the 'Trustee') under The Pittston Company Employee Benefits Trust Agreement, as amended (the 'Trust Agreement'), has shared voting power and shared dispositive power over the shares. The Company and the Trustee entered into the Trust Agreement and created The Pittston Company Employee Benefits Trust in December 1992 to provide for the satisfaction of certain obligations of the Company and its affiliates under various employee benefit plans of the Company, particularly those providing for the acquisition by employees of shares of Company Common Stock. The Trust Agreement provides that shares held by the Trustee shall be voted in the same proportion and manner as shares of Company Common Stock held in accounts of participants in the Company's Savings-Investment Plan (the 'SIP') and also provides for a similar procedure in the case of a tender or exchange offer for shares of Company Common Stock. Such participants direct the voting or tender of shares held in their SIP accounts. In the report the Trustee disclaimed beneficial ownership.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (b) According to a report on Schedule 13G dated February 14, 1998, filed with the SEC by FMR Corp. on behalf of itself; Edward C. Johnson 3d, Chairman of FMR Corp.; Abigail P. Johnson, a Director of FMR Corp.; FMR Corp.'s direct subsidiary, Fidelity Management & Research Company, an investment adviser registered under the Investment Advisers Act of 1940; and Fidelity Management Trust Company, a bank and wholly-owned subsidiary of FMR Corp., FMR Corp. had through such entities sole voting power over 56,867 shares of Burlington Stock, shared voting power over no shares of Burlington Stock, sole dispositive power over 1,705,200 shares of Burlington Stock and shared dispositive power over no shares of Burlington Stock.

 (c) According to a report on Schedule 13G dated February 13, 1998, filed with the SEC by Lazard Freres & Co. LLC, a New York limited liability company and an investment adviser registered under the Investment Advisers Act of 1940, Lazard Freres & Co. LLC had sole voting power over 1,608,455 shares of Burlington Stock, shared voting power over no shares of Burlington Stock, sole dispositive power over 1,719,205 shares of Burlington Stock and shared dispositive power over no shares of Burlington Stock.

 (d) According to a report on Schedule 13G dated January 27, 1998, filed with the SEC by R.B. Haave Associates, Inc., an investment adviser registered under section 203 of the Investment Advisers Act of 1940, R.B. Haave Associates, Inc. had sole voting power over 1,501,500 shares of Minerals Stock, shared voting power over no shares of Minerals Stock, sole dispositive power over 1,501,500 shares of Minerals Stock and shared dispositive power over no shares of Minerals Stock.

 (e) According to a report on Schedule 13G dated February 12, 1998, filed with the SEC by the National Rural Electric Cooperative Association, an employee benefit plan, pension fund which is subject to the provisions of the Employee Retirement Income Security Act of 1974 or endowment fund, the National Rural Electric Cooperative Association had sole voting power over 675,880 shares of Minerals Stock, shared voting power over no shares of Minerals Stock, sole dispositive power over 675,880 shares of Minerals Stock and shared dispositive power over no shares of Minerals Stock.

 (f) According to a report on Schedule 13G dated January 23, 1998, filed with the SEC by Norwest Corporation on behalf of itself and its indirect subsidiary, Norwest Bank Colorado, Inc., Norwest Corporation had through such subsidiary sole voting power over 497,402 shares of Minerals Stock, shared voting power over 60 shares of Minerals Stock, sole dispositive power over 497,302 shares of Minerals Stock and shared dispositive power over no shares of Minerals Stock. In the report Norwest Corporation and its subsidiary disclaimed beneficial ownership.

 (g) According to a report on Schedule 13G dated February 10, 1998, filed with the SEC by The Prudential Insurance Company of America, a mutual insurance company organized under the laws of the State of New Jersey, The Prudential Insurance Company of America had sole voting power over 682,650 shares of Burlington Stock, shared voting power over 646,375 shares of Burlington Stock, sole dispositive power over 682,650 shares of Burlington Stock and shared dispositive power over 646,375 shares of Burlington Stock. In the report The Prudential Insurance Company of America disclaimed beneficial ownership.

 (h) According to a report on Schedule 13G dated February 13, 1998, filed with the SEC by Julian H. Robertson, Jr., as the ultimate controlling person of Tiger Management L.L.C. and Tiger Performance L.L.C., Julian H. Robertson, Jr., had sole voting power over no shares of Brink's Stock, shared voting power over 4,890,900 shares of Brink's Stock, sole dispositive power over no shares of Brink's Stock and shared dispositive power over 4,890,900 shares of Brink's Stock.

 (i) According to a report on Schedule 13G dated January 14, 1998, filed with the SEC by Wellington Management Company, LLP, a parent holding company and an investment adviser registered under the Investment Advisers Act of 1940, Wellington Management Company, LLP, had sole voting power over no shares of Burlington Stock, shared voting power over 1,118,500 shares of Burlington Stock, sole dispositive power over no shares of Burlington Stock and shared dispositive power over 1,618,120 shares of Burlington Stock.

 (j) According to a report on Schedule 13G dated February 19, 1998, filed with the SEC by Westport Asset Management, Inc., an investment adviser registered under section 203 of the Investment Advisers Act of 1940, Westport Asset Management Inc. had sole voting power over 4,350 shares of Burlington Stock, shared voting power over 1,062,200 shares of Burlington Stock, sole dispositive power over 4,350 shares of Burlington Stock and shared dispositive power over 1,062,200 shares of Burlington Stock.

                PROPOSAL NO. 2  --  APPROVAL OF THE SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has, subject to shareholder approval, selected KPMG Peat Marwick LLP as the Company's independent public accountants for the year 1998 and recommends approval of such selection by the shareholders. KPMG Peat Marwick LLP served in this capacity for the year 1997. One or more representatives of KPMG Peat Marwick LLP are expected to attend the annual meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD

                THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE
                      FOR THE APPROVAL OF THE ACCOUNTANTS.

                              -------------------

                               OTHER INFORMATION

SHAREHOLDER PROPOSALS

     To nominate a director at the annual meeting, a shareholder must satisfy conditions specified in the Company's bylaws. A shareholder who wishes to suggest potential nominees to the Board of Directors for consideration should write to the Secretary of the Company, stating in detail the qualifications of such nominees for consideration by the Nominating Committee of the Board. The Company's bylaws also prescribe the procedures a shareholder must follow to bring other business before annual meetings. For a shareholder to nominate a director or directors at the 1999 annual meeting or bring other business (including any proposal intended for inclusion in the Company's proxy materials) before the 1999 annual meeting, notice must be given to the Secretary of the Company between September 28, 1998, and November 27, 1998. The notice must include a description of the proposed business, the reason for it, the complete text of any resolution and other specified matters.

     Any shareholder desiring a copy of the Company's bylaws will be furnished one without charge upon written request to the Secretary.

                                 OTHER MATTERS

     The cost of this solicitation of proxies will be borne by the Company. In addition to soliciting proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone, telegram, in person or by other means. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of Brink's Stock, Burlington Stock and Minerals Stock held of record by such persons and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. The Company has retained Kissel-Blake Inc. to perform various proxy advisory and solicitation services. The fee of Kissel-Blake Inc. in connection with the 1998 annual meeting is currently estimated to be approximately $14,000, plus reimbursement of out-of-pocket expenses.

                                                    AUSTIN F. REED
                                                    Secretary
March 27, 1998

                                   Appendix 1

                                [PITTSTON LOGO]


                                      PROXY


    PROXY/VOTING DIRECTION CARD SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 1, 1998

The undersigned hereby appoints Michael T. Dan, Gary R. Rogliano and Austin F. Reed and each of them as proxy, with full power of substitution, to vote all shares of common stock of the undersigned in The Pittston Company at the Annual Meeting of Shareholders to be held on May 1, 1998, at 2:00 p.m., Eastern Daylight Time, and at any adjournment thereof, on all matters coming before the meeting. The proxies will vote: (1) as the undersigned specifies on the back of this card; (2) as the Board of Directors recommends where the undersigned does not specify a vote on a matter listed on the back of this card; and (3) as the proxies decide on any other matter.

This Proxy/Voting Direction Card also will serve as a direction to the Funding Agent of the Company's Savings-Investment Plan and the Nominee of the Company's 1994 Employee Stock Purchase Plan to vote all shares in The Pittston Company credited to the account of the undersigned. The Funding Agent and the Nominee will vote: (1) as the undersigned specifies on the back of this card; (2) proportionately with the shares of the same class as to which directions by other Plan participants shall have been received, to the extent that the undersigned has not timely directed the manner in which such shares shall be voted; and (3) as the Funding Agent and the Nominee decide on any other matter.

IF REGISTRATIONS ARE NOT IDENTICAL, YOU MAY RECEIVE MORE THAN ONE SET OF PROXY MATERIALS. PLEASE COMPLETE AND RETURN ALL CARDS YOU RECEIVE. IF YOU WISH TO VOTE OR DIRECT A VOTE ON ALL MATTERS AS THE BOARD OF DIRECTORS RECOMMENDS, PLEASE SIGN, DATE AND RETURN THIS CARD. IF YOU WISH TO VOTE OR DIRECT A VOTE ON ITEMS INDIVIDUALLY, PLEASE ALSO MARK THE APPROPRIATE BOXES ON THE BACK OF THIS CARD.



     Item 1. --Election of the following four nominees as         SEE REVERSE
               directors for terms expiring in 2001:                  SIDE
               James R. Barker, James L. Broadhead,
               Michael T. Dan and Ronald M. Gross

               Election of the following nominee as director for term expiring in 2000:
               Carl S. Sloane

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE


-------------------------------------------------------------------------------------------------------------------------------
 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN ITEM 1 AND "FOR" ITEM 2.

                                                                                                          Please mark
                                                                                                          your votes as        [X]
                                                                                                          indicated in this
                                                                                                          example.


ITEM 1--Election of the nominees for directors.        ITEM 2--Approval of KPMG Peat Marwick              FOR     AGAINST   ABSTAIN
(see reverse)                                          LLP as independent public accountants.             [ ]       [ ]       [ ]


        FOR           WITHHELD
        ALL           FROM ALL
      NOMINEES        NOMINEES
        [ ]              [ ]



[ ]_________________________________________
     For all nominees except as noted above            NOTE: Please sign as name appears hereon.
                                                       Joint owners should each sign. When signing
                                                       as attorney, executor, administrator, trustee
                                                       or guardian, please give full title as such.

Signature:_____________________________Date:______Signature:___________________________Date:_______
